May 6, 2026

ARRAY Technologies Reports Financial Results for the First Quarter 2026

Achieves Record Orderbook of $2.4 Billion and Introduces DuraTrack D2STM for International Markets

2026 First Quarter Business Highlights
•Record total executed contracts and awarded orders at March 31, 2026 of $2.4 billion
•Achieved 2x book-to-bill with ~50% increase in APA orderbook. Trailing twelve-month book-to-bill of 1.3x.
•Contracted projects in Turkey, Peru, and Colombia, highlighting our international diversification
•Introducing DuraTrack D2S, a new dual-row tracker solution for international markets with key features and capabilities of flagship DuraTrack® product
•Reaffirming Full Year 2026 financial guidance

2026 First Quarter Financial Highlights

(in millions, except per share)	1Q 2026
Revenue	$223.4
Gross margin	28.2%
Adjusted gross margin(1)	30.7%
Net loss to common shareholders	($13.5)
Adjusted EBITDA(1)	$28.8
Net loss per basic and diluted common share	($0.09)
Adjusted net income per diluted common share(1)	$0.06

ALBUQUERQUE, NM — (GLOBE NEWSWIRE) — ARRAY Technologies, Inc. (NASDAQ: ARRY) (“ARRAY” or the “Company”), a leading global provider of solar tracking technology and fixed-tilt products, foundation solutions, software systems and services, today announced financial results for its first quarter ended March 31, 2026.

“ARRAY began 2026 with strong performance, delivering revenue and Adjusted EBITDA(1) above the expectations we set on our last earnings call. We delivered another 2x book-to-bill quarter, closing the period at a new record orderbook of $2.4 billion. Orderbook growth continues to be enabled by our traction with our new product offerings like OmniTrackTMand investment in our software and services businesses. We remain focused on high-quality domestic opportunities while pursuing disciplined international expansion, and our momentum this quarter reflected strength both domestically and abroad,” said Chief Executive Officer, Kevin G. Hostetler.

Mr. Hostetler continued, “The integration of APA continues to progress very well, and we opened a new APA headquarters to centralize our team, accelerate collaboration, and support a research and training center alongside a 5-acre solar innovation site. This new space will also house the APA Foundations Center of Excellence, enabling foundation offerings integrated with ARRAY tracking technology. Finally, I’m excited to introduce DuraTrack D2S, our next-generation dual-row tracker for key international markets, which combines patented passive wind stow technology, terrain adaptability, and optimized control through SmarTrack® into a single flexible platform. As we move through 2026, we will continue updating stakeholders on our progress against our strategic priorities - investing for the future to support margin resilience and scale, while driving commercial excellence and advancing our global expansion.”

Reaffirming Full Year 2026 Guidance
For the year ending December 31, 2026, the Company expects:
•Revenue to be in the range of $1.4 billion to $1.5 billion
•Adjusted EBITDA(2) to be in the range of $200 million to $230 million
•Adjusted net income per common share(2) to be in the range of $0.65 to $0.75

For the quarter ending June 30, 2026, the Company expects revenue to be in the range of $300 million to $320 million.

(1) A reconciliation of the most comparable GAAP measure to its Non-GAAP measure is included below.
(2) A reconciliation of projected Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA and Adjusted net income per common share, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, revaluation of the fair-value of our contingent consideration, and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income per common share. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future (collectively, “non-GAAP adjustments”). The decisions and events that typically lead to the recognition of non-GAAP adjustments are inherently unpredictable as to if or when they may occur. As such, for our 2026 guidance, we have not included estimates for these items and are unable to address the probable significance of the unavailable information, which could be material to future results.

Supplemental Presentation and Conference Call Information
ARRAY has posted a supplemental presentation to its website, which will be discussed during the conference call hosted by management today (May 6, 2026) at 5:00 p.m. (ET). The conference call can be accessed live over the phone by dialing (877)-869-3847 (domestic) or (201)-689-8261 (international), or via webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at http://ir.arraytechinc.com. A telephonic replay will be available approximately three hours after the call by dialing (877)-660-6853 (domestic), or (201)-612-7415 (international), with the passcode 13759742. The replay will be available until 11:59 p.m. (ET) on May 20, 2026. The online replay will be available for 14 days on the same website, immediately following the call.

About ARRAY Technologies, Inc.
ARRAY Technologies (NASDAQ: ARRY) is a leading global provider of solar tracking technology and fixed-tilt systems to utility-scale and distributed generation customers, who construct, develop, and operate solar PV sites. With solutions engineered to withstand the harshest weather conditions, ARRAY’s high-quality solar trackers, fixed-tilt systems, software platforms, foundation solutions, and field services combine to optimize energy production and deliver value to our customers for the entire lifecycle of a project. Founded and headquartered in the United States, ARRAY is rooted in manufacturing and driven by technology - relying on its domestic manufacturing, diversified global supply chain, and customer-centric approach to design, deliver, commission, train, and support solar energy deployment around the world. For more news and information on ARRAY, please visit arraytechinc.com.

Investor Relations Contact:
Investor Relations
505-437-0010
investors@arraytechinc.com

Media Contact:
Steven Kirsch
505-738-6923

steven.kirsch@arraytechinc.com

Forward-Looking Statements
This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology or product developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, including potential regulatory reform related to energy credits, uncertainty relating to the implementation of tariffs and changes in trade policy, including the reduction or elimination of certain government incentives, ability to provide 100% domestic content trackers, expectations regarding the macroeconomic environment and geopolitical developments, including the effects of tariffs and changes in trade policy, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” “designed to” “positioned” or similar expressions and the negatives of those terms.

ARRAY’s actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of certain risks, uncertainties and other factors, including without limitation: changes in growth or the rate of growth in demand for solar energy projects; factors outside of our control affecting the variability and demand for solar energy, including but not limited to, the retail price of electricity, availability of in-demand components like high-voltage breakers, various policies related to the permitting and interconnection costs of solar plants, and the availability of incentives for solar energy and solar energy production systems, which makes it difficult to predict our future prospects; competitive pressures within our industry; competition from conventional and renewable energy sources; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; any increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system and reduce the demand for our products; existing electric utility industry policies and regulations, and any subsequent changes or new related policies and regulations, including as a result of the One Big Beautiful Bill Act, which may present technical, regulatory and economic barriers to the purchase and use of solar energy systems and may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of new and/or additional duties, tariffs and other charges or restrictions on imports and exports; changes in the global trade environment, including the continuation or imposition of import tariffs or other import restrictions; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including but not limited to a pandemic, the Russia-Ukraine war, attacks on shipping in the Red Sea, conflict in the Middle East (including, but not limited to, the war in Iran), changing trade policies, inflation and interest rates; our ability to convert our orders in backlog into revenue; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors, which could reduce demand for solar energy systems; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary rights; delays in construction projects and any failure to manage our inventory; significant changes in the cost of raw materials; disruptions to transportation and logistics, including increases in shipping costs; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to retain our key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information and the use of artificial intelligence by cyber threat actors; a failure to maintain an effective system of integrated internal controls over financial reporting, which may impair our ability to report our financial results accurately; our substantial indebtedness, risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises; changes to laws and regulations, including changes to tax laws and regulations, that are applied adversely to us or our customers; our ability to successfully integrate APA Solar, LLC into our existing operations and realize the anticipated benefits or synergies of the acquisition; and other factors listed and described in more detail in the section captioned “Risk Factors” in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our other documents on file with the U.S. Securities and Exchange Commission, each of which can be found on our website, www.arraytechinc.com.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this press release with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information
This press release includes certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net (loss) income, Adjusted net (loss) income per common share, Adjusted general and administrative expense and Free cash flow.

We define Adjusted gross profit as gross profit plus (i) amortization of developed technology and backlog and (ii) acquisition-related expenses. We define Adjusted gross margin as Adjusted gross profit as a percentage of revenue. We define Adjusted EBITDA as net (loss) income to common stockholders plus (i) other (income) expense, net, (ii) foreign currency (gain) loss, net, (iii) preferred dividends and accretion, (iv) interest expense, (v) income tax expense, (vi) depreciation expense, (vii) amortization of intangibles, (viii) amortization of developed technology and backlog, (ix) equity-based compensation, (x) change in fair value of contingent consideration, (xi) certain legal expenses, and (xii) acquisition-related expenses. We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of revenue. We define Adjusted net income as net (loss) income to common stockholders plus (i) amortization of intangibles, (ii) amortization of developed technology and backlog, (iii) amortization of debt discount and issuance costs, (iv) Series A preferred stock accretion, (v) equity-based compensation, (vi) change in fair value of contingent consideration, (vii) certain legal expenses, (viii) acquisition-related expenses, and (ix) income tax expense adjustments. We define Adjusted general and administrative expense as general and administrative expense less (i) equity-based compensation, (ii) certain legal expenses, and (iii) acquisition-related expenses. We define Free cash flow as Net cash used in operating activities less purchase of property, plant and equipment.

A detailed reconciliation between GAAP results and results excluding special items (“non-GAAP”) is included within this press release. We calculate net (loss) income per common share as net (loss) income to common stockholders divided by the basic and diluted weighted average number of shares outstanding for the applicable period and we define Adjusted net income per common share as Adjusted net income (as detailed above) divided by the basic and diluted weighted average number of shares outstanding for the applicable period.

We believe that these non-GAAP financial measures are provided to enhance the reader’s understanding of our past financial performance and our prospects for the future. Our management team uses these non-GAAP financial measures in assessing the Company’s performance, as well as in planning and forecasting future periods. The non-GAAP financial information is presented for supplemental informational purposes only and should not be considered a substitute for financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies.

Among other limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments; do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; do not reflect income tax expense or benefit; and other companies in our industry may calculate Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow differently than we do, which limits their usefulness as comparative measures. Because of these limitations, Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

We compensate for these limitations by relying primarily on our GAAP results and using Adjusted gross profit, Adjusted gross margin, Adjusted EBITDA, Adjusted net income, Adjusted net income per common share, Adjusted general and administrative expense and Free cash flow on a supplemental basis.

You should review the reconciliation of gross profit to Adjusted gross profit and Adjusted gross margin, net (loss) income to Adjusted EBITDA, Adjusted net income and Adjusted net income per common share, General and administrative expense to Adjusted general and administrative expense and Net cash used in operating activities to Free cash flow below and not rely on any single financial measure to evaluate our business.

Array Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	March 31, 2026	December 31, 2025
ASSETS
Current assets
Cash and cash equivalents	$200,702	$244,388
Restricted cash	1,291	1,596
Accounts receivable, net of allowance of $6,800 and $6,245, respectively	292,327	271,578
Inventories, net	167,973	150,374
Prepaid expenses and other	217,126	201,108
Total current assets	879,419	869,044

Property, plant and equipment, net	62,136	58,225
Lease assets	94,531	97,088
Goodwill	135,173	135,173
Other intangible assets, net	224,921	238,579
Deferred income tax assets	24,735	23,965
Other assets	54,112	29,718
Total assets	$1,475,027	$1,451,792

LIABILITIES, REDEEMABLE PERPETUAL PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$142,172	$143,994
Accrued expenses	62,777	54,289
Income tax payable	5,685	4,687
Deferred revenue	138,527	128,433
Current portion of contingent consideration	10,248	14,551
Current portion of warranty liability	12,018	10,844
Current portion of lease liabilities	7,587	7,662
Current portion of debt	9,464	10,315
Other current liabilities	1,925	2,237
Total current liabilities	390,403	377,012

Deferred income tax liabilities	21,307	22,133
Contingent consideration, net of current portion	11,882	12,739
Warranty liability, net of current portion	5,209	5,466
Lease liabilities, net of current portion	89,197	89,552
Long-term debt, net of current portion	656,958	658,664
Other long-term liabilities	32,187	25,838
Total liabilities	1,207,143	1,191,404

Commitments and contingencies

Array Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(in thousands, except per share and share amounts)

	March 31, 2026	December 31, 2025
Series A Redeemable Perpetual Preferred Stock of $0.001 par value; 500,000 authorized; 498,498 and 490,829 shares issued as of March 31, 2026 and December 31, 2025, respectively; liquidation preference of $498.5 million and $493.1 million at each date, respectively	482,265	466,728

Stockholders’ equity
Preferred stock of $0.001 par value - 4,500,000 shares authorized; none issued at respective dates	—	—
Common stock of $0.001 par value - 1,000,000,000 shares authorized; 153,734,045 and 152,779,614 shares issued at respective dates	155	152
Additional paid-in capital	214,485	226,848
Accumulated deficit	(420,862)	(422,859)
Accumulated other comprehensive loss	(8,159)	(10,481)
Total stockholders’ equity	(214,381)	(206,340)
Total liabilities, redeemable perpetual preferred stock and stockholders’ equity	$1,475,027	$1,451,792

Array Technologies, Inc.
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2026	2025
Revenue	$223,412	$302,363
Cost of revenue
Cost of product and service revenue	154,794	222,296
Amortization of developed technology and backlog	5,614	3,639
Total cost of revenue	160,408	225,935
Gross profit	63,004	76,428

Operating expenses
General and administrative	50,404	43,945
Change in fair value of contingent consideration	(2,586)	(150)
Depreciation and amortization	8,077	5,349
Total operating expenses	55,895	49,144

Income from operations	7,109	27,284

Interest income	2,387	3,319
Interest expense	(5,563)	(8,035)
Foreign currency gain, net	161	689
Other income, net	31	23
Total other expense, net	(2,984)	(4,004)

Income before income tax expense	4,125	23,280
Income tax expense	2,128	6,534
Net income	1,997	16,746
Preferred dividends and accretion	15,537	14,443
Net (loss) income to common stockholders	$(13,540)	$2,303

(Loss) income per common share
Basic	$(0.09)	$0.02
Diluted	$(0.09)	$0.02
Weighted average number of common shares outstanding
Basic	152,956	152,076
Diluted	152,956	152,783

Array Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited) (continued)
(in thousands)

	Three Months Ended March 31,
	2026	2025
Operating activities
Net income	$1,997	$16,746
Adjustments to reconcile net income to cash used in operating activities:
Provision for bad debts	195	1,671
Deferred tax (benefit) expense	(1,596)	1,024
Depreciation and amortization	9,751	5,932
Amortization of developed technology and backlog	5,614	3,639
Amortization of debt discount and issuance costs	876	1,506
Equity-based compensation	3,941	2,798
Change in fair value of contingent consideration	(2,586)	(150)
Warranty provision	3,341	1,720
Inventory reserve	(526)	839
Other non-cash	161	—
Changes in operating assets and liabilities	(50,589)	(48,784)
Net cash used in operating activities	(29,421)	(13,059)
Investing activities
Purchase of property, plant and equipment	(7,511)	(2,352)
Net cash used in investing activities	(7,511)	(2,352)
Financing activities
Proceeds from issuance of other debt	24,218	7,862
Repayments of other debt	(27,412)	(7,294)
Repayments of term loan facility	—	(1,075)
Contingent consideration payments	(2,574)	(1,204)
Other financing	(1,844)	(14)
Net cash used in financing activities	(7,612)	(1,725)
Effect of exchange rate changes on cash and cash equivalent balances	553	2,488
Net change in cash and cash equivalents and restricted cash	(43,991)	(14,648)
Cash and cash equivalents, and restricted cash beginning of period	245,984	364,141
Cash and cash equivalents and restricted cash, end of period	$201,993	$349,493

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles Gross profit to Adjusted gross profit:

	Three Months Ended March 31,
	2026	2025
Revenue	$223,412	$302,363
Cost of revenue	160,408	225,935
Gross profit	63,004	76,428
Gross margin	28.2%	25.3%
Amortization of developed technology and backlog	5,614	3,639
Acquisition-related expenses(a)	40	—
Adjusted gross profit	$68,658	$80,067
Adjusted gross margin	30.7%	26.5%

(a) Represents acquisition-related fair value adjustments to Property, plant, and equipment.

The following table reconciles Net income to Adjusted EBITDA:

	Three Months Ended March 31,
	2026	2025
Net income	$1,997	$16,746
Preferred dividends and accretion	15,537	14,443
Net (loss) income to common stockholders	(13,540)	2,303
Other income, net	(2,418)	(3,342)
Foreign currency gain, net	(161)	(689)
Preferred dividends and accretion	15,537	14,443
Interest expense	5,563	8,035
Income tax expense	2,128	6,534
Depreciation expense	2,364	1,043
Amortization of intangibles	7,388	4,889
Amortization of developed technology and backlog	5,614	3,639
Equity-based compensation	3,941	2,798
Change in fair value of contingent consideration	(2,586)	(150)
Certain legal expenses(a)	—	1,083
Acquisition-related expenses(b)	4,997	—
Adjusted EBITDA	$28,827	$40,586

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. On March 24, 2026, the Second Circuit issued a summary order affirming the district court’s dismissal of such action with prejudice, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) Represents acquisition-related expenses.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)

The following table reconciles Net income to Adjusted net income:

	Three Months Ended March 31,
	2026	2025
Net income	$1,997	$16,746
Preferred dividends and accretion	15,537	14,443
Net (loss) income to common stockholders	(13,540)	2,303
Amortization of Intangibles	7,388	4,889
Amortization of developed technology and backlog	5,614	3,639
Amortization of debt discount and issuance costs	876	1,393
Series A Preferred stock accretion	7,868	7,241
Equity-based compensation	3,941	2,798
Change in fair value of contingent consideration	(2,586)	(150)
Certain legal expenses(a)	—	1,083
Acquisition-related expenses(b)	5,061	—
Income tax expense of adjustments(c)	(5,790)	(3,474)
Adjusted net income	$8,832	$19,722

(Loss) income per common share
Basic	$(0.09)	$0.02
Diluted	$(0.09)	$0.02
Weighted average number of common shares outstanding
Basic	152,956	152,076
Diluted	152,956	152,783

Adjusted net income per common share
Basic	$0.06	$0.13
Diluted	$0.06	$0.13
Weighted average number of common shares outstanding
Basic	152,956	152,076
Diluted	155,485	152,783

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. On March 24, 2026, the Second Circuit issued a summary order affirming the district court’s dismissal of such action with prejudice, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) Represents acquisition-related expenses and fair value adjustments to Property, plant and equipment.
(c) Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Array Technologies, Inc.
Adjusted Gross Profit, Adjusted EBITDA, Adjusted Net Income, Adjusted General and Administrative Expense and Free Cash Flow Reconciliation (unaudited)
(in thousands, except per share amounts)
The following table reconciles General and administrative expense to Adjusted general and administrative expense:

	Three Months Ended March 31,
	2026	2025
General and administrative expense	$50,404	$43,945
Equity-based compensation	(3,941)	(2,798)
Certain legal expenses(a)	—	(1,083)
Acquisition-related expenses(b)	(4,997)	—
Adjusted general and administrative expense	$41,466	$40,064

(a) Represents certain legal fees and other related costs associated with (i) actions filed against the company and certain officers and directors alleging violations of the Securities Act of 1933 and the Securities Exchange Act of 1934, which litigation was dismissed with prejudice by the Court on May 19, 2023 and subsequently appealed. On March 24, 2026, the Second Circuit issued a summary order affirming the district court’s dismissal of such action with prejudice, and (ii) legal and success fees related to a regional tax dispute for a period prior to the acquisition of STI, and (iii) other litigation and legal matters. We consider these costs not representative of legal costs that we will incur from time to time in the ordinary course of our business.
(b) Represents acquisition-related expenses.

The following table reconciles Net cash used in operating activities to Free cash flow:

	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(29,421)	$(13,059)
Purchase of property, plant and equipment	(7,511)	(2,352)
Free cash flow	$(36,932)	$(15,411)